Exhibit 10.2

Execution Version

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORDING IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

WHEN RECORDED OR FILED, PLEASE RETURN TO: Jones Day 2727 North Harwood Street Dallas, Texas 75201 Attention: Cassandra F. Gil
Space above for County Recorder’s Use

DEED OF TRUST AND SECURITY AGREEMENT

from

SANDRIDGE PERMIAN TRUST,

as Mortgagor,

to

MARTHA WACH, AS TRUSTEE,

FOR THE BENEFIT OF

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent, as Mortgagee,

for the benefit of

THE SECURED PERSONS

-i-

-ii-

2

THIS DEED OF TRUST AND SECURITY AGREEMENT (this “Deed of Trust”) is entered into as of August 19, 2011 (the “Effective Date”) by SandRidge Permian Trust, a Delaware statutory trust (the “Mortgagor”), in favor of Martha Wach, as Trustee for the benefit of Wilmington Trust, National Association, as Collateral Agent (the “Mortgagee”), for the benefit of the Secured Persons (as defined below) with respect to all Deed of Trust Property (as defined below).

RECITALS

A. On even date herewith, the Mortgagor, Swap Counterparties and the Mortgagee, as collateral agent, are executing a Collateral Agency Agreement (such agreement, as may from time to time be amended, restated, amended and restated, modified or supplemented, the “Collateral Agency Agreement”), pursuant to which, upon the terms and conditions stated therein, the Mortgagee, as collateral agent, has agreed to act on behalf of all Swap Counterparties with respect to the Collateral and to define the rights, duties, authority and responsibilities of the Mortgagee and the relationship among the Swap Counterparties regarding their interests in the Collateral.

B. The Mortgagee and the other Secured Persons (as defined herein) have conditioned their obligations under the Secured Documents (as defined herein) upon the execution and delivery by the Mortgagor of this Deed of Trust.

C. Therefore, in order to comply with the terms and conditions of the Secured Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Terms Defined Above. As used in this Deed of Trust, each term defined above has the meaning indicated above.

Section 1.02 Terms Defined in the Collateral Agency Agreement. Unless otherwise defined herein, each term defined in the Collateral Agency Agreement and used herein has the meaning given to it in the Collateral Agency Agreement.

Section 1.03 Terms Defined in the UCC. Unless otherwise defined herein or in the Collateral Agency Agreement, each capitalized term defined in the Applicable UCC and used herein has the meaning given to it in the Applicable UCC.

Section 1.04 Certain Defined Terms. As used in this Deed of Trust, the following terms have the meanings specified below:

“Applicable UCC” means the provisions of the Uniform Commercial Code presently in effect in the jurisdiction in which the relevant UCC Collateral is situated or which otherwise is applicable to the creation, perfection, the effect of perfection or nonperfection, or the priority of the Liens described herein or the rights and remedies of Mortgagee under this Deed of Trust.

“Collateral” means, collectively, all the Deed of Trust Property and all the UCC Collateral.

“Deed of Trust Property” means the properties and assets described in Section 2.01(a) through Section 2.01(d).

“Event of Default” has the meaning assigned to such term in Section 4.01.

“Hydrocarbon Interests” means all rights, titles, interests and estates now owned or hereafter acquired by the Mortgagor in and to the oil and gas leases, oil, gas and mineral leases, wellbore interests, and/or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, and other interests and estates and the lands and premises covered or affected thereby, including any reserved or residual interests of whatever nature, in each case, that are described on Exhibit A; and it is the intention of the Mortgagor and the Mortgagee herein to cover and affect hereby all interests which the Mortgagor may now own or may hereafter acquire in and to the interests and Property described on Exhibit A, even though the Mortgagor’s interests or the Property be incorrectly described on Exhibit A or a description of a part or all of the interests or Property described on Exhibit A or the Mortgagor’s interests therein be omitted, and notwithstanding that the interests as specified on Exhibit A may be limited to particular lands, specified depths or particular types of property interests.

“Hydrocarbons” means all oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom and all other minerals which may be produced and saved from or attributable to the Oil and Gas Properties of the Mortgagor, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests or other properties constituting Oil and Gas Properties.

“Indemnified Parties” means the Trustee, the Mortgagee and each other Secured Person, their respective Affiliates, and each such Person’s officers, directors, employees, representatives, agents, attorneys, accountants and experts.

“Oil and Gas Properties” means the Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with the Hydrocarbon Interests; and all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules or other official acts of any Governmental Authority and units created solely among working interest owners pursuant to operating agreements or otherwise) which may affect all or any portion of the Hydrocarbon Interests, the lands pooled or unitized therewith and the Mortgagor’s interests therein, together with all additions, substitutions, replacements and accessions to any and all of the foregoing.

“Permitted Liens” means all Liens permitted to be placed on the Deed of Trust Properties under Section 14(a) of the Collateral Agency Agreement.

“Release Date” means the date upon which (a) all Secured Obligations (including, without limitation, all Swap Obligations (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) and all fees, costs, expenses and other amounts payable under the Principal Documents) shall have been paid in full in cash (other than contingent indemnification obligations) and (b) no Approved Swap Agreement is outstanding and in effect.

“Secured Documents” means the collective reference to the Collateral Agency Agreement and each Approved Swap Agreement.

“Secured Obligations” has the meaning assigned to such term in Section 2.04.

“Secured Persons” means the Collateral Agent, each Swap Counterparty, each Indemnified Party and any legal owner, holder, assignee or pledgee of any of the Secured Obligations.

“Trustee” means Martha Wach of Dallas County, Texas, whose address for notice hereunder is c/o Jones Day, 2727 North Harwood Street, Dallas, Texas 75201, ph: (214) 969-5121, fax: (214) 969-5100, email: mwach@jonesday.com, and any successors and substitutes in trust hereunder.

“UCC Collateral” has the meaning assigned to such term in Section 2.02.

ARTICLE II

GRANT OF LIENS AND SECURED OBLIGATIONS

Section 2.01 Grant of Liens. To secure payment of the Secured Obligations and the performance of the covenants and obligations herein contained, the Mortgagor does by these presents hereby GRANT, BARGAIN, SELL, ASSIGN, MORTGAGE, TRANSFER and CONVEY to the Trustee, for the use and benefit of the Mortgagee and the Secured Persons, all of the following described real (immovable) and personal (movable) property, rights, titles, interests and estates, TO HAVE AND TO HOLD unto the Trustee for the use and benefit of the Mortgagee and the Secured Persons forever to secure the Secured Obligations:

(a) All rights, titles, interests and estates now owned or hereafter acquired by the Mortgagor in and to the Oil and Gas Properties.

(b) All rights, titles, interests and estates now owned or hereafter acquired by the Mortgagor in and to all geological, geophysical, engineering, accounting, title, legal and other technical or business data concerning the Oil and Gas Properties, the Hydrocarbons or any other item of property which are in the possession of the Mortgagor, and all books, files, records, magnetic media, computer records and other forms of recording or obtaining access to such data.

(c) Any Property that may from time to time hereafter, by delivery or by writing of any kind, be subjected to the Liens hereof by the Mortgagor or by anyone on the Mortgagor’s behalf; and the Trustee and/or the Mortgagee are hereby authorized to receive the same at any time as additional security hereunder.

(d) All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by the Mortgagor in and to the Oil and Gas Properties and all other rights, titles, interests and estates and every part and parcel thereof, including, without limitation, any rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Permitted Liens to which any of such Oil and Gas Properties or other rights, titles, interests or estates are subject or otherwise; all rights of the Mortgagor to Liens securing payment of proceeds from the sale of production from any of such Oil and Gas Properties, together with any and all renewals and extensions of any of such related rights, titles, interests or estates; all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by the Mortgagor in and to the such related rights, titles, interests or estates.

TO HAVE AND TO HOLD the Deed of Trust Property unto the Mortgagee for the use and benefit of the Mortgagee and the Secured Persons and to its and their successors and assigns forever to secure the payment of the Secured Obligations and to secure the performance of the covenants, agreements, and obligations of the Mortgagor herein contained.

Any fractions or percentages specified on Exhibit A in referring to the Mortgagor’s interests are solely for purposes of the warranties made by the Mortgagor pursuant to Section 3.01 and shall in no manner limit the quantum of interest affected by this Section 2.01 with respect to any Oil and Gas Property or with respect to any unit or well identified on Exhibit A.

Section 2.02 Grant of Security Interest. The Mortgagor hereby grants to the Mortgagee, for the benefit of the Secured Persons, a security interest in and to all of the Mortgagor’s rights, titles and interests in and to the following Property of the Mortgagor now owned or at any time hereafter acquired by the Mortgagor or in which the Mortgagor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “UCC Collateral”) as collateral security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) all Accounts arising from the sale, assignment, transfer or disposition of Hydrocarbons;

(b) all Deposit Accounts holding proceeds from the sale, assignment, transfer or disposition of Hydrocarbons (each, a “Pledged Deposit Account”);

(c) to the extent not otherwise included, all Proceeds of any and all of the foregoing UCC Collateral and all supporting obligations given with respect thereto; provided, however, that the foregoing grant of a security interest, and the provisions of this Deed of Trust, shall not apply to up to $1,000,000 in cash held by The Bank of New York Mellon Trust Company, N.A., as Trustee of Mortgagor, as a reserve for the payment of Mortgagor’s administrative expenses.

Section 2.03 Deposit Account Control Agreements.

(a) The Mortgagor shall cause or arrange for the Mortgagee to have control, in accordance with Section 9-104 of the Applicable UCC, over each Pledged Deposit Account that the Mortgagor at any time opens or maintains.

(b) So long as no Event of Default shall have occurred and be continuing, the Mortgagor shall have the sole right to direct the disposition of funds with respect to each Pledged Deposit Account.

(c) If an Event of Default shall have occurred and be continuing, the Mortgagee may, at any time and without notice to, or consent from, the Mortgagor transfer, or direct the transfer of, funds from any Pledged Deposit Account to satisfy the Secured Obligations (as defined in the Collateral Agency Agreement).

(d) Upon the occurrence and during the continuance of any Event of Default, the Mortgagee shall be authorized to send each bank at which a Pledged Deposit Account is maintained (with a copy to the Mortgagor) a notice instructing such bank that Mortgagee shall thereafter, and Mortgagee shall be authorized to, exercise exclusive control of the applicable Pledged Deposit Account.

Section 2.04 Secured Obligations. This Deed of Trust is executed and delivered by the Mortgagor to secure and enforce the payment of the following (the “Secured Obligations”):

(a) any sums which may be advanced or paid by the Mortgagee or the Swap Counterparties under the terms hereof or of the Collateral Agency Agreement or other Secured Documents on account of the failure of the Mortgagor to comply with the covenants of the Mortgagor contained herein, or the failure of the Mortgagor or other obligor to comply with the covenants of the Mortgagor; and all other obligations of the Mortgagor arising pursuant to the provisions of this Deed of Trust, including penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses incurred in order to preserve any Collateral, whether due after acceleration or otherwise;

(b) all interest (including, without limitation, interest accruing at any post-default rate (including the Default Rate) and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in respect of all of the Secured Obligations and all costs of collection and attorneys’ fees, all as provided herein and in the Collateral Agency Agreement, Approved Swap Agreements and other Security Instruments;

(c) all Swap Obligations, indebtedness, obligations and liabilities, whether now in existence or hereafter arising, whether by acceleration or otherwise, of the Mortgagor to any Approved Swap Counterparty under any Approved Swap Agreement, including, without limitation, any amounts payable in respect of a liquidation of, an acceleration of obligations under, or an early termination of, such Approved Swap Agreement, and any unpaid amounts owing in respect thereof;

(d) all other obligations and liabilities of the Mortgagor to the Secured Persons, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Secured Documents, in each case, whether on account of principal, interest, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Persons that are required to be paid by the Mortgagor pursuant to the terms of any of the Secured Documents); and

(e) any and all renewals, modifications, substitutions, rearrangements or extensions of any of the foregoing, whether in whole or in part.

Section 2.05 Pro Rata Benefit. This Deed of Trust is executed and granted for the pro rata benefit and security of the Secured Persons to secure the Secured Obligations for so long as same remains unpaid and thereafter until the Release Date.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

The Mortgagor hereby represents, warrants and covenants as follows:

Section 3.01 Title. To the extent of the undivided interests specified on Exhibit A, the Mortgagor has good and defensible title to and is possessed of the Deed of Trust Property. The Mortgagor has valid title to the UCC Collateral. The Collateral is free of all Liens except Permitted Liens.

Section 3.02 Defend Title. This Deed of Trust is, and always will be kept, a direct first priority Lien upon the Collateral; provided that Permitted Liens may exist as provided in the Collateral Agency Agreement, but no intent to subordinate the priority of the Liens created hereby is intended or inferred by such existence. The Mortgagor will not create or suffer to be created or permit to exist any Lien prior or junior to or on a parity with the Lien of this Deed of Trust upon the Collateral or any part thereof other than such Permitted Liens. The Mortgagor will warrant and defend the title to the Collateral, subject to the Permitted Liens, against the claims and demands of all other Persons whomsoever and will maintain and preserve the Lien created hereby (and its priority) until the Release Date. If (i) an adverse claim be made against or a cloud develop upon the title to any part of the Collateral other than a Permitted Lien or (ii) any Person, including the holder of a Permitted Lien, shall challenge the priority or validity of the Liens created by this Deed of Trust, then the Mortgagor agrees to immediately defend against such adverse claim, take appropriate action to remove such cloud or subordinate such Permitted Lien, in each case, at the Mortgagor’s sole cost and expense. The Mortgagor further agrees that the Mortgagee may take such other action as it reasonably deems advisable to protect and preserve its interest in the Collateral, and in such event the Mortgagor will indemnify the Mortgagee against any and all cost, attorneys’ fees and other expenses which they may incur in defending against any such adverse claim or taking action to remove any such cloud.

Section 3.03 Not a Foreign Person. The Mortgagor is not a “foreign person” within the meaning of sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended (i.e., the Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in such Code and any regulations promulgated thereunder).

Section 3.04 Power to Create Lien and Security. The Mortgagor has full trust power and lawful authority to grant, bargain, sell, assign, transfer, mortgage and convey a Lien on all of the Collateral in the manner and form herein provided.

Section 3.05 Abandon, Sales. The Mortgagor will not sell, lease, assign, transfer or otherwise dispose or abandon any of the Collateral before the Release Date except (i) for the sale, assignment, transfer and disposition of Hydrocarbons in the ordinary course of business, (ii) as consented to by a Dual-Vote Majority and/or (iii) as otherwise contemplated by this Deed of Trust.

Section 3.06 Failure to Perform. The Mortgagor agrees that if it fails to perform any act or to take any action which it is required to perform or take hereunder or pay any money which the Mortgagor is required to pay hereunder, the Mortgagee, in the Mortgagor’s name or its own name, may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by it and any money so paid by it shall be a demand obligation owing by the Mortgagor to the Mortgagee, and the Mortgagee, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Each amount due and owing by the Mortgagor to the Mortgagee pursuant to this Deed of Trust shall bear interest from the date of demand on Mortgagor therefor until paid at the Default Rate.

ARTICLE IV

RIGHTS AND REMEDIES

Section 4.01 Event of Default. A Triggering Event under the Collateral Agency Agreement shall be an “Event of Default” under this Deed of Trust.

Section 4.02 Foreclosure and Sale.

(a) If an Event of Default shall occur and be continuing, to the extent provided by applicable law, the Mortgagee shall have the right and option to proceed with foreclosure by directing the Trustee to proceed with foreclosure under power of sale which is hereby conferred and to sell all or any portion of such Deed of Trust Property at one or more sales, as an entirety or in parcels, at such place or places and otherwise in such a manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers. Trustee is hereby authorized and empowered, subject to any required regulatory approvals, to sell the Deed of Trust Property, or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of Texas real property under powers of sale conferred by deeds of trust. Nothing contained in this Section 4.02 shall be construed so as to limit in any way any rights to sell the Deed of Trust Property or any portion thereof by private sale if and to the extent that such private sale is permitted under the laws of the applicable jurisdiction or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering. The Mortgagor hereby irrevocably appoints the Trustee and the Mortgagee, with full power of substitution, to each be the Mortgagor’s attorney-in-fact and in the name and on behalf of the Mortgagor, at any time after the occurrence and during the continuance of an Event of Default, to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which the Mortgagor ought to execute and deliver and do and perform any and all such acts and things which the Mortgagor ought to do and perform under the covenants herein contained and generally, to use the name of the Mortgagor in the exercise of all or any of the powers hereby conferred on the Trustee and/or the Mortgagee. At any such sale: whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for the Trustee or the Mortgagee, as appropriate, to have physically present, or to have constructive possession of, the Deed of Trust Property (the Mortgagor hereby covenanting and agreeing to deliver any portion of the Deed of Trust Property not actually or constructively possessed by the Trustee or the Mortgagee immediately upon his or its demand) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, each instrument of conveyance executed by the Trustee or the Mortgagee shall contain a general warranty of title, binding upon the Mortgagor and its successors and assigns, each and every recital contained in any instrument of conveyance made by the Trustee or the Mortgagee shall conclusively establish (except as between the Mortgagor and the Mortgagee) the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Secured Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor trustee hereunder, any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, the receipt of the Trustee, Mortgagee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for its purchase money and no such purchaser or purchasers, or its assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof, to the fullest extent permitted by law, the Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against the Mortgagor, and against any and all other Persons claiming or to claim the property sold or any part thereof, by, through or under the Mortgagor, and to the extent and under such circumstances as are permitted by law, the Mortgagee or any Secured Person may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Secured Obligations (in the order of priority set forth in Section 4.13) in lieu of cash payment.

(b) If an Event of Default shall occur and be continuing, then (i) the Mortgagee shall be entitled to all of the rights, powers and remedies afforded a secured party by the Applicable UCC with reference to the UCC Collateral and (ii) the Trustee or the Mortgagee may proceed as to any Collateral in accordance with the rights and remedies granted under this Deed of Trust or applicable law in respect of the Collateral. Such rights, powers and remedies shall be cumulative and in addition to those granted to the Trustee or the Mortgagee under any other provision of this Deed of Trust or under any other Secured Document.

Section 4.03 Act Incident to Sale. The Trustee or the Mortgagee may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by the Trustee or the Mortgagee, including the posting of notices (but excluding the conduct of the sale, which shall be the obligation of the Trustee), in the name and on behalf of the Trustee or the Mortgagee. If the Trustee or the Mortgagee shall have given notice of sale hereunder, any successor or substitute trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto.

Section 4.04 Judicial Foreclosure; Receivership. If any of the Secured Obligations shall become due and payable and shall not be promptly paid, the Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Collateral under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Collateral under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by the Mortgagee in connection with any such receivership shall be a demand obligation (which obligation the Mortgagor hereby expressly promises to pay) owing by the Mortgagor to the Mortgagee and shall bear interest from the date of making such advance by the Mortgagee until paid at the Default Rate.

Section 4.05 Foreclosure for Installments. The Mortgagee shall also have the option to proceed with foreclosure in satisfaction of any installments of the Secured Obligations which have not been paid when due either through the courts or by directing the Trustee to proceed with foreclosure in satisfaction of the matured but unpaid portion of the Secured Obligations as if under a full foreclosure, conducting the sale as herein provided and without declaring the entire principal balance and accrued interest and other Secured Obligations then due; such sale may be made subject to the unmatured portion of the Secured Obligations, and any such sale shall not in any manner affect the unmatured portion of the Secured Obligations, but as to such unmatured portion of the Secured Obligations this Deed of Trust shall remain in full force and effect just as though no sale had been made hereunder. It is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Obligations, it being the purpose hereof to provide for a foreclosure and sale of the security for any matured portion of the Secured Obligations without exhausting the power to foreclose and sell the Deed of Trust Property for any subsequently maturing portion of the Secured Obligations.

Section 4.06 Separate Sales. The Collateral may be sold in one or more parcels and to the extent permitted by applicable law in such manner and order as the Mortgagee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.07 Possession of Deed of Trust Property. If an Event of Default shall have occurred and be continuing, then, to the extent permitted by applicable law, the Mortgagee shall have the right and power to enter into and upon and take possession of all or any part of the Collateral in the possession of the Mortgagor, its successors or assigns, or its or their agents or servants, and may exclude the Mortgagor, its successors or assigns, and all persons claiming under the Mortgagor, and its or their agents or servants wholly or partly therefrom; and, holding the same, the Mortgagee may use, administer, manage, operate and control the Collateral and conduct the business thereof to the same extent as the Mortgagor, its successors or assigns, might at the time do and may exercise all rights and powers of the Mortgagor, in the name, place and stead of the Mortgagor, or otherwise as the Mortgagee shall deem best. All costs, expenses and liabilities of every character incurred by the Mortgagee in administering, managing, operating, and controlling the Deed of Trust Property shall constitute a demand obligation (which obligation the Mortgagor hereby expressly promises to pay) owing by the Mortgagor to the Mortgagee and shall bear interest from the date of demand on Mortgagor therefor until paid at the Default Rate.

Section 4.08 Remedies Cumulative, Concurrent and Nonexclusive. Every right, power, privilege and remedy herein given to the Trustee or the Mortgagee shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute. Each and every right, power, privilege and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Mortgagee, and the exercise, or the beginning of the exercise, or the abandonment, of any such right, power, privilege or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power, privilege or remedy. No delay or omission by the Trustee or Mortgagee or any other Secured Person in the exercise of any right, power or remedy shall impair any such right, power, privilege or remedy or operate as a waiver thereof or of any other right, power, privilege or remedy then or thereafter existing.

Section 4.09 Discontinuance of Proceedings. If the Trustee or the Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under any Secured Document or available at law and shall thereafter elect to discontinue or abandon same for any reason, then it shall have the unqualified right so to do and, in such an event, the parties shall be restored to their former positions with respect to the Secured Obligations, this Deed of Trust, the Collateral Agency Agreement, the Collateral and otherwise, and the rights, remedies, recourses and powers of the Trustee and the Mortgagee, as applicable, shall continue as if same had never been invoked.

Section 4.10 No Release of Obligations. Neither the Mortgagor nor any other Person hereafter obligated for payment of all or any part of the Secured Obligations shall be relieved of such obligation by reason of: the failure of any Person so obligated to foreclose the Lien of this Deed of Trust or to enforce any provision hereunder or under the Collateral Agency Agreement or any other Secured Document; the release, regardless of consideration, of the Collateral or any portion thereof or interest therein or the addition of any other property to the Collateral; or by any other act or occurrence save and except upon the occurrence of the Release Date.

Section 4.11 Release of and Resort to Collateral. The Mortgagee may release, regardless of consideration, any part of the Collateral without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien created in or evidenced by this Deed of Trust or its stature as a first and prior Lien in and to the Collateral and without in any way releasing or diminishing the liability of any Person liable for the repayment of the Secured Obligations. For payment of the Secured Obligations, the Mortgagee may resort to any other security therefor held by the Mortgagee or the Trustee in such order and manner as the Mortgagee may elect.

Section 4.12 Waiver of Redemption, Notice and Marshalling of Assets, Etc. To the fullest extent permitted by law, the Mortgagor hereby irrevocably and unconditionally waives and releases all benefits that might accrue to the Mortgagor by virtue of any present or future moratorium law or other law exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; all notices of any Event of Default or of the Mortgagee’s or any other Secured Person’s intention to accelerate the Secured Obligations or of any election to exercise or any actual exercise of any right, remedy or recourse provided for hereunder or under any Secured Document or available at law; and any right to a marshalling of assets or a sale in inverse order of alienation. If any law referred to in this Deed of Trust and now in force, of which the Mortgagor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof. If the laws of any state which provides for a redemption period do not permit the redemption period to be waived, the redemption period shall be specifically reduced to the minimum amount of time allowable by statute.

Section 4.13 Application of Proceeds. The proceeds of any foreclosure sale of the Collateral or any part thereof and all other monies received in any other proceedings for the enforcement hereof shall be applied:

(a) First, to the payment of all reasonable expenses incurred by the Trustee or the Mortgagee incident to the enforcement of this Deed of Trust, the Collateral Agency Agreement or any Secured Document to collect any portion of the Secured Obligations (including, without limiting the generality of the foregoing, expenses of any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and court costs, compensation of agents and employees, legal fees and a reasonable commission to the Trustee acting, if applicable), and to the payment of all other reasonable charges, expenses, liabilities and advances incurred or made by the Trustee or the Mortgagee under this Deed of Trust or in executing any trust or power hereunder; and

(b) Second, as set forth in Section 6(b) of the Collateral Agency Agreement (but without duplication of the amounts applied in (a) above).

Section 4.14 Indemnity. The Indemnified Parties shall not be liable, in connection with any action taken, for any loss sustained by the Mortgagor resulting from an assertion that the Mortgagee has received funds from the production of Hydrocarbons claimed by third persons or any act or omission of any Indemnified Party in administering, managing, operating or controlling the Collateral INCLUDING SUCH LOSS WHICH MAY RESULT FROM THE ORDINARY NEGLIGENCE OF AN INDEMNIFIED PARTY unless such loss is caused by the willful misconduct or gross negligence of the Indemnified Party seeking indemnity. No Indemnified Party will be obligated to perform or discharge any obligation, duty or liability of the Mortgagor. The Mortgagor shall and does hereby agree to indemnify each Indemnified Party for, and to hold each Indemnified Party harmless from, any and all liability, loss or damage which may or might be incurred by any Indemnified Party by reason of this Deed of Trust or the exercise of rights or remedies hereunder. If any Indemnified Party shall make any expenditure on account of any such liability, loss or damage, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall be a demand obligation (which obligation the Mortgagor hereby expressly promises to pay) owing by the Mortgagor to such Indemnified Party and shall bear interest from the date of demand therefor until paid at the Default Rate. The Mortgagor hereby assents to, ratifies and confirms any and all actions of each Indemnified Party with respect to the Collateral taken under and in compliance with the terms of this Deed of Trust. The liabilities of the Mortgagor as set forth in this Section 4.14 shall survive the termination of this Deed of Trust.

Section 4.15 Limitations on Rights and Waivers. All rights, powers and remedies herein conferred shall be exercisable by Mortgagee only to the extent not prohibited by applicable law; and all waivers and relinquishments of rights and similar matters shall be effective only to the extent such waivers or relinquishments are not prohibited by applicable law.

ARTICLE V

THE TRUSTEE

Section 5.01 Duties, Rights, and Powers of Trustee. The Trustee shall have no duty to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental thereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Collateral, or any part thereof, or against the Mortgagor, or to see to the performance or observance by the Mortgagor of any of the covenants and agreements contained herein. The Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of the Mortgagee. The Trustee shall have the right to consult with counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. The Trustee shall not incur any personal liability hereunder except for the Trustee’s own gross negligence or willful misconduct; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

Section 5.02 Successor Trustee. The Trustee may resign by written notice addressed to the Mortgagee or be removed at any time with or without cause by an instrument in writing duly executed on behalf of the Mortgagee. In case of the death, resignation or removal of the Trustee, a successor may be appointed by the Mortgagee by instrument of substitution complying with any applicable Governmental Requirements, or, in the absence of any such requirement, without formality other than appointment and designation in writing. Written notice of such appointment and designation shall be given by the Mortgagee to the Mortgagor, but the validity of any such appointment shall not be impaired or affected by failure to give such notice or by any defect therein. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited. Upon the making of any such appointment and designation, this Deed of Trust shall vest in the successor, and the successor shall thereupon succeed to, all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee named herein, and one such appointment and designation shall not exhaust the right to appoint and designate an additional successor but such right may be exercised repeatedly until the Release Date. To facilitate the administration of the duties hereunder, the Mortgagee may appoint multiple trustees to serve in such capacity or in such jurisdictions as the Mortgagee may designate.

Section 5.03 Retention of Moneys. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law) and the Trustee shall be under no liability for interest on any moneys received by him hereunder.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Instrument Construed. This Deed of Trust may be construed as a deed of trust, mortgage, conveyance, assignment, security agreement, hypothecation or contract, or any one or more of them, in order fully to effectuate the Lien hereof and the purposes and agreements herein set forth.

Section 6.02 Releases.

(a) Full Release. Upon the Release Date, (i) all Liens granted hereunder shall automatically be released without any further action on the part of any Person and (ii) the Mortgagee shall forthwith cause satisfaction and discharge of this Deed of Trust to be entered upon the record at the expense of the Mortgagor and shall promptly execute and deliver or cause to be executed and delivered to the Mortgagor such instruments of satisfaction, release, re-conveyance and reassignment or other documents as may be appropriate. Otherwise, this Deed of Trust shall remain and continue in full force and effect.

(b) Partial Release. If any of the Collateral shall be sold, assigned, transferred or otherwise disposed of by the Mortgagor in a transaction that is not prohibited by Section 3.05 of this Deed of Trust, then (i) such Collateral shall be so sold, assigned, transferred or otherwise disposed of free and clear of all Liens thereon granted hereunder (and such Liens on such Collateral shall automatically be released without further action on the part of any Person) and (ii) the Mortgagee, at the request and sole expense of the Mortgagor, shall promptly execute and deliver or cause to be executed and delivered to the Mortgagor such instruments of release, re-conveyance and reassignment or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

Section 6.03 Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the Trustee, the Mortgagee and the other Secured Persons in order to effectuate the provisions hereof. The invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

Section 6.04 Successors and Assigns. The terms used to designate any party or group of Persons shall be deemed to include the respective heirs, legal representatives, successors and assigns of such Persons.

Section 6.05 Application of Payments to Certain Obligations. If any part of the Secured Obligations cannot be lawfully secured by this Deed of Trust or if any part of the Collateral cannot be lawfully subject to the Lien hereof to the full extent of the Secured Obligations, then all payments made shall be applied on said Secured Obligations first in discharge of that portion thereof which is not secured by this Deed of Trust.

Section 6.06 Nature of Covenants. The covenants and agreements herein contained shall constitute covenants running with the land and interests covered or affected hereby and shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

Section 6.07 Notices . All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by registered or certified United States mail, postage prepaid, or by personal service (including express or courier service) at their respective addresses below:

If to Mortgagor:	SandRidge Permian Trust
c/o The Bank of New York Mellon Trust Company, N.A.
Institutional Trust Services
919 Congress Avenue, Suite 500
Austin, Texas 78701
Attention: Michael J. Ulrich

If to Mortgagee:	Wilmington Trust, National Association,
as Collateral Agent
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: Renee Kuhl

If to Trustee:	Martha Wach
c/o Jones Day
2727 North Harwood Street
Dallas, Texas 75201
ph: (214) 969-5121
fax: (214) 969-5100
email: mwach@jonesday.com

(unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery at the address and in the manner provided herein, upon receipt; provided that, service of notice as required by the laws of any state in which portions of the Collateral may be situated shall for all purposes be deemed appropriate and sufficient with the giving of such notice.

Section 6.08 Counterparts. This Deed of Trust is being executed in several counterparts, all of which are identical,. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

Section 6.09 Governing Law. Insofar as permitted by otherwise applicable law, this Deed of Trust shall be construed under and governed by the laws of the State of Texas.

Section 6.10 Exculpation Provisions. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS DEED OF TRUST; AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS DEED OF TRUST; THAT IT HAS IN FACT READ THIS DEED OF TRUST AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS DEED OF TRUST; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS DEED OF TRUST; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS DEED OF TRUST; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS DEED OF TRUST RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS DEED OF TRUST ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 6.11 Amendments. Subject to the provisions of the Collateral Agency Agreement, this Deed of Trust may be amended or modified by the Mortgagor and the Mortgagee in writing.

Section 6.12 Entire Agreement; Collateral Agency Agreement Controlling. THIS WRITTEN DEED OF TRUST AND THE OTHER PRINCIPAL DOCUMENTS TOGETHER REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. In the event of a conflict between any provision hereof and any provision of the Collateral Agency Agreement, the provisions of the Collateral Agency Agreement shall govern and control.

Section 6.13 Execution of Financing Statements. Pursuant to the Applicable UCC, the Mortgagor authorizes the Mortgagee, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of the Mortgagor in such form and in such offices as the Mortgagee reasonably determines appropriate to perfect the security interests of the Mortgagee under this Deed of Trust.

In that regard, the following information is provided:

Name of Debtor:	SandRidge Permian Trust

Address of Debtor:	c/o The Bank of New York Mellon Trust Company, N.A.
Institutional Trust Services
919 Congress Avenue, Suite 500
Austin, Texas 78701
Attention: Michael J. Ulrich

State of FormationLocation:	Delaware

Section 6.14 References. The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Deed of Trust refer to this Deed of Trust as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Deed of Trust unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein. The words “include,” “includes” and “including” as used in this Deed of Trust shall be deemed to be followed by the phrase “without limitation.”

[SIGNATURES BEGIN NEXT PAGE]

Executed on this 19th day of August, 2011, to be effective as of the Effective Date.

SANDRIDGE PERMIAN TRUST

By: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By: /s/ Michael J. Ulrich
Michael J. Ulrich
Vice President

STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

This instrument was acknowledged before me on August 19, 2011 by Michael J. Ulrich, Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association, on behalf of said association as the Trustee of SandRidge Permian Trust, a Delaware statutory trust.

/s/ Sarah Newell
Notary Public

Seal: Sarah Newell My Commission Expires February 16, 2014

Signature Page—Trust Deed of Trust

EXHIBIT A

(i)	Term Overriding Royalty Interest Conveyance (Development) from SandRidge Exploration and Production, LLC to Mistmada Oil Company, Inc., effective April 1, 2011, filed for record on August 17, 2011, under File Number 11-2998 in the Office of the County Clerk of Andrews County, Texas;

(ii)	Term Overriding Royalty Interest Conveyance (PDP) from SandRidge Exploration and Production, LLC to Mistmada Oil Company, Inc., effective April 1, 2011, filed for record on August 17, 2011, under File Number 11-2999 in the Office of the County Clerk of Andrews County, Texas;

(iii)	Perpetual Overriding Royalty Interest Conveyance (Development) from SandRidge Exploration and Production, LLC to Trust, effective April 1, 2011, filed for record on August 17, 2011, under File Number 11-2996 in the Office of the County Clerk of Andrews County, Texas;

(iv)	Perpetual Overriding Royalty Interest Conveyance (PDP) from SandRidge Exploration and Production, LLC to Trust, effective April 1, 2011, filed for record on August 17, 2011, under File Number 11-2997 in the Office of the County Clerk of Andrews County, Texas; and

(v)	Assignment of Overriding Royalty Interest from Mistmada Oil Company, Inc. to Trust, effective April 1, 2011, filed for record on August 17, 2011, under File Number 11-3000 in the Office of the County Clerk of Andrews County, Texas.

Exhibit A – Page 1